                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]


--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                            PSYCHEMEDICS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This amended proxy statement is being filed to correct the number of shares of the Company's common stock and percentage interest beneficially owned by
A. Clinton Allen, and the number of shares and percentage interest beneficially owned by all Executive Officers and Directors as a group as listed under "Principal Stockholders and Stockholdings of Management".

This amended proxy statement also reflects a change in page 1 with respect to the percentage of shares held by management, from 14% to 15%.

[PSYCHEMEDICS CORP. LOGO]



                                                       April 1, 2003



Dear Stockholders:

      We cordially invite you to attend the Annual Meeting of Stockholders, which will be held at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts, on Wednesday, May 14, 2003, at 2:30 P.M.

      The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. The meeting will consider the election of directors for 2003. I will report on current operations and discuss our plans for growth. We will also have plenty of time for your questions and comments.

      I believe that the Annual Meeting provides an excellent opportunity for stockholders to become better acquainted with Psychemedics and its directors and officers. I hope that you will be able to attend.


                                           Sincerely,

                                           /s/ Raymond C. Kubacki, Jr.

                                           Raymond C. Kubacki, Jr.
                                           President and Chief Executive Officer

                            PSYCHEMEDICS CORPORATION


                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                               April 1, 2003




      The Annual Meeting of Stockholders will be held on May 14, 2003 at 2:30 p.m. at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts 02138, for the following purposes:


      1. To elect directors of the Company for the ensuing year and until their respective successors are chosen and qualified; and

      2. To consider and act upon matters incidental to the foregoing and to transact such other business as may properly come before the meeting.


      The Board of Directors has fixed the close of business on March 17, 2003 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.


                                             By order of the Board of Directors,



                                             Edward S. Brewer, Jr.,
                                                  Secretary




      The Company's Annual Report for 2002 containing a copy of the Company's Form 10-K (excluding exhibits) for the year ended December 31, 2002 is enclosed herewith.




   PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND
                                  THE MEETING.

                            PSYCHEMEDICS CORPORATION

                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 2003


      This statement is furnished to the stockholders of PSYCHEMEDICS CORPORATION (hereinafter, the "Company") in connection with management's solicitation of proxies to be used at the Annual Meeting of Stockholders on May 14, 2003 and at any adjournment of that meeting. The approximate date on which this proxy statement and accompanying proxy are being sent to stockholders of the Company is April 1, 2003. Each proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same by written notice delivered to the Secretary of the Company at any time before the proxy is voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote his or her shares if such stockholder so desires. The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 2,606,863 shares, shall constitute a quorum. With respect to the election of Directors, the Company will treat votes withheld as shares that are present for purposes of determining a quorum. A plurality is required to elect Directors, so the five persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for quorum purposes but not as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on such a matter.


      All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of the five nominees named under "Election of Directors", unless authority to do so is withheld with respect to one or more of the nominees. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the meeting. The officers and directors of the Company as a group own beneficially (excluding options to acquire stock) approximately 15% of the outstanding shares of Common Stock of the Company (see "Principal Stockholders and Stockholdings of Management"). The Company expects that its officers and directors will vote the shares owned by them FOR the election of such five nominees.


      As of March 17, 2003, the Company had outstanding 5,213,725 shares of Common Stock. The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 17, 2003 to one vote on each of the matters to be voted upon at the Annual Meeting.

      NOTE: All share and per share amounts of the Common Stock of the Company, and the exercise prices of stock options referred to in this Proxy Statement, have been adjusted to give effect to the Company's 1 for 4 reverse stock split effected on August 1, 2002.


                              ELECTION OF DIRECTORS

      At the Annual Meeting, directors are to be elected to hold office for the ensuing year and until their respective successors are chosen and qualified. The Board of Directors has fixed the size of the Board at five and has nominated five persons, all of whom are now directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If the enclosed proxy is duly executed and received in time for the Meeting, and unless authority to do so is withheld, it will be voted to elect as directors the following nominees: Raymond C. Kubacki, Jr., A. Clinton

Allen, Donald F. Flynn, Walter S. Tomenson, Jr. and Fred J. Weinert. (For a description of the business experience of such nominees, see "Business Experience of Nominees and Executive Officers" below.) In the event that any of the nominees become unavailable, then the proxy holders shall have the right:
(i) to vote for such substitute, if any, as the present Board of Directors may designate; or (ii) to leave a vacancy on the Board.

      The Audit Committee, whose members are Messrs. Flynn, Tomenson and Weinert, held two meetings and acted by unanimous written consent two times during 2002. All of the members of the Audit Committee are independent from the Company and its management, as independence is defined in the American Stock Exchange current and proposed listing standards. The Committee operates under a written charter last updated in 2000, a copy of which was attached to the Company's Proxy Statement for our May, 2000 annual meeting. The Committee reviews the appropriateness, quality and acceptability of the Company's accounting policies and the integrity of financial statements report to the public, and compliance with legal and regulatory requirements. The Committee also reviews the independence and performance and approves the audit, audit-related and nonaudit fees of, and recommends for Board approval the engagement and termination of, the Company's independent auditors.

      This year the Audit Committee was actively involved in the process to select the replacement of Arthur Andersen LLP as the independent auditors for the Company, and recommended the Board approve the appointment of Ernst & Young LLP; reassessed the adequacy of its charter, recognizing that changes to the charter will be appropriate when the regulatory requirements of the Sarbanes-Oxley Act of 2002 and American Stock Exchange listing standards are finalized; and approved its annual report for inclusion in this Proxy Statement. The Report of the Audit Committee is set forth on page 5 of this proxy statement.

      The Compensation Committee, whose members are Messrs. Flynn, Tomenson and Weinert, held one meeting during 2002. The Company does not have a nominating committee of the Board of Directors.

      During the year ended December 31, 2002, there were five meetings of the Board of Directors. During 2002, except as provided below, each incumbent director attended at least 75% of the total number of meetings of the Board and the Board committees on which he served. Mr. Flynn attended three meetings of the Board. Mr. Tomenson did not attend the Compensation Committee meeting. The directors acted by unanimous written consent in lieu of meetings on seven occasions during 2002. The directors regularly consult with management and are kept informed of business developments and financial results as they occur.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that, except as set forth below, all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act. Richard T. Christoph, Beneficial holder of 11.6% of the Company's shares, failed to file a Form 3 within the required time period after becoming a 10% owner on May 18, 2001, and failed to timely file 11 Form 4's for the months of May, 2001 through March, 2002 to report an aggregate of 89 transactions during such period. On April 20, 2002 Mr. Christoph filed a Form 5 to report all such transactions.

                       BUSINESS EXPERIENCE OF NOMINEES AND
                               EXECUTIVE OFFICERS

      Following is a list of names, ages and positions with the Company of all nominees for election as directors and all executive officers of the Company.

         Name                      Age                    Position

Raymond C. Kubacki, Jr.            58          Chief Executive Officer,
                                               President, Director and Nominee

A. Clinton Allen                   59          Chairman of the Board,
                                               Director and Nominee

Donald F. Flynn                    63          Director and Nominee, Member of
                                               Audit and Compensation Committees

Walter S. Tomenson, Jr.            56          Director and Nominee, Member of
                                               Audit and Compensation Committees

Fred J. Weinert                    55          Director and Nominee, Member of
                                               Audit and Compensation Committees

William R. Thistle                 53          Senior Vice President, General
                                               Counsel

Peter C. Monson                    47          Chief Financial Officer, Vice
                                               President and Treasurer

Michael I. Schaffer, Ph.D     .    58          Vice President,
                                               Laboratory Operations

William Dausey                     52          Vice President, Sales


      All directors hold office until the next Annual Meeting of Stockholders or until their successors are elected. Officers serve at the discretion of the Board of Directors.

      Mr. Kubacki has been the Company's President and Chief Executive Officer and has served as a director of the Company since 1991. Prior to joining the Company, he served as Vice President National Accounts and Director of Sales and Marketing for Reliance COMM/TEC Corporation, a subsidiary of Reliance Electric Co.

      Mr. Allen has served as Chairman of the Board since March, 2002. Previously, he served as Vice Chairman. Mr. Allen has been a director of the Company since 1989. He is a director of Steinway Musical Instruments, Inc., Collector's Universe, Inc. and Integrated Alarm Services Group, Inc.

      Mr. Flynn has been the sole stockholder of Flynn Enterprises, Inc. a venture capital, hedging and consulting firm based in Chicago, Illinois since its inception in 1988. He has also served as Chairman of the Board of LKQ Corporation, a company engaged in the automobile recycling business, since 1999, and served as its sole director from 1998 to 1999. He was the Vice Chairman of Blue Chip Casino, Inc., an owner and operator of a river boat gaming vessel in Michigan City, Indiana, from 1997 until 1999, when Blue Chip was sold to Boyd Gaming Corporation. Mr. Flynn also was Chairman of the Board from

1992 until 1996, and Chief Executive Officer from 1992 until 1995, of Discovery Zone, Inc., an operator of indoor entertainment and fitness facilities for children. From 1972 to 1990, Mr. Flynn served in various positions with Waste Management, Inc., including Senior Vice President and Chief Financial Officer. Mr. Flynn serves as a director of Extended Stay America, Inc., an owner and operator of extended-stay lodging facilities. Mr. Flynn has been a director of the Company since 1989.

      Mr. Tomenson has been Managing Director and Chairman of Client Development of Marsh, Inc. since 1998. From 1993 to 1998, he was Chairman of FINPRO, the financial services division of Marsh, Inc. In addition, he is a member of the Board of Directors of Marsh, Inc. He is a Director of the Trinity College School Fund, Inc. He also serves on the Executive Council of the Inner-City Scholarship Fund. Mr. Tomenson has been a director of the Company since 1999.

      Mr. Weinert is an entrepreneur whose current business activities are concentrated in real estate development, theatre and film development, and also in the cosmetic and fragrance industry in Latin America. He is CEO of Barrington Services Group Inc., Bella Firms LLC, and San Telmo Inc. For the past 18 years he has served on the Business Advisory Council for the University of Dayton. He is also a trustee of the Center for Excellence in Education based in Washington, DC. Mr. Weinert has been a director of the Company since 1991.

      Mr. Thistle has been a Senior Vice President of the Company since September, 2001 and General Counsel of the Company since 1995. He was a Vice President of the Company from 1995 to 2001. From 1993 to 1995, he served as Associate General Counsel for MGM Grand in Las Vegas. From 1989 to 1993, Mr. Thistle was Associate General Counsel for Harrah's Casino Resorts. Mr. Thistle is on the Legal Advisory Board of the Institute for a Drug Free Workplace and is a board member of the Drug and Alcohol Testing Industry Association.

      Mr. Monson has been the Company's Chief Financial Officer since March, 2000. He has served as a Vice President and Treasurer of the Company since 1998. From November, 1996 until joining the Company, Mr. Monson was a financial consultant to several different companies, most recently with GTE Internetworking. From 1994 to 1996, Mr. Monson was Chief Financial Officer of Bet Systems, Inc. From 1991 to 1994, Mr. Monson was the Corporate Controller and Treasurer of Gamma International, Ltd., now called Fortune Diversified Industries, Inc., a publicly traded gaming company.

      Dr. Schaffer joined the Company in 1999 as Vice President of Laboratory Operations. Prior to joining the Company, he served as Director of Toxicology, Technical Manager and Responsible Person for the Leesburg, Florida laboratory of SmithKline Beecham Clinical Laboratories, from 1990 to 1999. Dr. Schaffer has been an inspector for the Substance Abuse and Mental Health Services Administration's National Laboratory Certification Program since 1989. Dr. Schaffer was also a member of the Board of Directors of the American Board of Forensic Toxicologists from 1990 to 1999.

      Mr. Dausey joined the Company in April, 2000 as Vice President of Sales. Prior to joining the Company, Mr. Dausey was Vice President Sales for NorthWestern Corporation, since 1996. Previous positions include Vice President of Sales for PTC Aerospace and various positions at BF Goodrich Company.

                          REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The Audit Committee reviews the reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

      The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors as required by Independence Standard Board No. 1, Independence Discussions with Audit Committees, as amended.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2002.

      Members of the Audit Committee:

            Donald F. Flynn
            Walter Tomenson
            Fred J. Weinert

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table shows, for the fiscal years ended December 31, 2002, 2001, and 2000, the cash compensation paid by the Company as well as certain other compensation paid or accrued for such year, to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (collectively the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                        COMPENSATION
                                    ANNUAL COMPENSATION                    AWARDS
                        ----------------------------------------------   ----------
NAME AND                                                  OTHER ANNUAL   SECURITIES    ALL OTHER
PRINCIPAL                         SALARY         BONUS    COMPENSATION   UNDERLYING    COMPEN-
POSITION                YEAR        $              $            $        OPTIONS(#)    SATION($)
--------                ----     -------         -----    ------------   ----------    ---------
Raymond C               2002     275,000           0           (1)            8,750     5,606(2)
Kubacki, Jr             2001     234,327           0           (1)                0     5,250(2)
  President & CEO       2000     230,000           0           (1)                0     5,307(2)


A. Clinton Allen        2002     193,558           0           (1)                0     5,584(2)
 Chairman               2001     195,000           0           (1)                0     5,250(2)
                        2000     188,192           0           (1)           12,500     5,304(2)


William R. Thistle      2002     212,050           0           (1)           12,500     4,835(2)
  Vice President        2001     177,500           0           (1)                0     4,500(2)
   & General            2000     155,077           0           (1)            8,750     4,558(2)
   Counsel


Michael I. Schaffer     2002     162,375           0           (1)            2,500     4,025(2)
  Vice President        2001     156,500           0           (1)                0     3,913(2)
  Laboratory            2000     151,577           0           (1)            6,250     1,937(2)
  Operations

William Dausey          2002     130,000           0           (1)            2,500     3,900(2)
  Vice President        2001     130,000           0           (1)                0     1,950(2)
  Sales                 2000      90,000           0           (1)           12,500         0


(1) Any perquisites or other personal benefits received from the Company by the named executive were substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's cash compensation).

(2)   Employer contribution under a 401(k) Retirement Plan.

STOCK OPTION GRANT TABLE

      The following table contains information concerning the grant of stock options to the named executive officers of the Company during the Company's fiscal year ended December 31, 2002:

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                          POTENTIAL REALIZABLE VALUE
                                             % OF TOTAL                                     OF ASSUMED ANNUAL RATE
                                               OPTIONS         EXERCISE                     OF STOCK APPRECIATION
                                             GRANTED TO        OR BASE                         FOR OPTION TERM
                             OPTIONS        EMPLOYEES IN        PRICE      EXPIRATION    ---------------------------
      NAME                  GRANTED(1)      FISCAL YEAR       ($/SH)(2)       DATE       0%      5%($)       10%($)
      ----                  ----------     --------------     ---------    -----------   --     -------    ---------
Raymond C. Kubacki, Jr        8,750(3)          24              13.68         5-9-12      0      75,279     190,771

William R. Thistle           12,500(4)          35              13.68         5-9-12      0     107,541     272,530

Michael I. Schaffer           2,500(5)           7              13.68         5-9-12      0      21,508      54,506

William Dausey                2,500(5)           7              13.68         5-9-12      0      21,508      54,506

Peter C. Monson               2,500(5)           7              13.68         5-9-12      0      21,508      54,506


      (1) These options were granted pursuant to the Company's 2000 Stock Option Plan.

      (2)   Represents the market value on the date of grant.

      (3) Of these options, options with respect to 7,705 shares are incentive stock options and vest with respect to 1,142 shares on May 9, 2003, and with respect to 2,188 shares on May 9, 2004 and 2005, and with respect to 2,187 on May 9, 2006; options with respect 1,045 shares are non-qualified stock options and vest on May 9, 2003.

      (4) Of these options, options with respect to 11,058 shares are incentive stock options and vest with respect to 1,683 shares on May 9, 2003, and with respect to 3,125 shares on May 9, 2004, 2005, and 2006; options with respect 1,442 shares are non-qualified stock options and vest on May 9, 2003.

      (5) These options are all incentive stock options and vest with respect to 25% of the shares covered thereby on May 9, 2003, and with respect to an additional 25% on each of the three anniversary dates thereafter.


OPTION EXERCISES AND YEAR-END VALUES

      The following table sets forth information with respect to each of the named executive officers concerning each exercise of stock options during the fiscal year and the number and value of unexercised options held as of December 31, 2002.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                        SHARES           VALUE           NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED
                       ACQUIRED         REALIZED           OPTIONS AT FISCAL               IN-THE-MONEY OPTIONS AT
                      ON EXERCISE        ($)(1)                YEAR-END(#)                   FISCAL YEAR-END ($)(2)
                      -----------        ------        --------------------------         --------------------------
    NAME                                               EXERCISABLE  UNEXERCISABLE         EXERCISABLE  UNEXERCISABLE
    ----                                               -----------  -------------         -----------  -------------
Raymond C.
Kubacki, Jr.                 0             0             159,939        13,438              74,548              0

A. Clinton Allen             0             0              75,201         9,376              24,849              0

William R. Thistle           0             0              28,876        18,749                   0              0

Michael I. Schaffer          0             0              11,564         8,436                   0              0

William Dausey               0             0               6,250         8,750                   0              0



(1) Value realized represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) Represents the fair market value of the Company's Common Stock on December 31, 2002 ($9.33 per share based on the closing price on the American Stock Exchange) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      In connection with the grants by the Company to Mr. Kubacki and to Mr. Thistle of options to acquire shares of the Company's Common Stock, the Company agreed that notwithstanding the vesting schedule stated in the applicable option agreement, such options would become exercisable in full upon a change-in-control of the Company. The following events constitute a change-in-control for purposes of the option agreements: (a) the aggregate number of shares beneficially owned by the group of investors which purchased securities of the Company on May 15, 1989 is less than the number held by any other person or group, (b) the Company sells, leases or transfers all or substantially all of its assets, or (c) the Company merges or consolidates with another company and the existing stockholders of the Company end up owning less than 50% of the combined company.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee of the Board of Directors and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

            The Company's compensation policies for its executive officers are carried out by the Compensation Committee consisting of Messrs. Flynn, Tomenson, and Weinert. The Compensation Committee establishes compensation policies for the Company and approves employment agreements and salary increases for executive officers, and approves the grant of stock option by the Company.

            The Company's executive compensation program is designed to attract, retain and reward executives who are responsible for leading the Company in achieving its business objectives. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal year 2002 as they affected Mr. Kubacki, in his capacity as Chief Executive Officer of the Company, and the other executive officers of the Company.

            Compensation Philosophy

            The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program is also designed to link the interests of the Company's executives to the interests of the Company's shareholders.

            At present, the executive compensation program is comprised of salary, cash incentive opportunities, long-term incentive opportunities in the form of stock options, and benefits typically offered to executives by major corporations. As an executive's level of responsibility increases, the greater the mix of compensation shifts to reliance on the value of the Common Stock through stock-based awards.

            Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. It is the Board's objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. Accordingly, with respect to compensation payable to an applicable executive officer which would otherwise be nondeductible, it is the Company's policy that such amounts be deferred until the limitation on deductibility no longer applies with respect to such person.

            Compensation Elements

                  Base Salary

            At the executive officer level, base salaries are conservative when compared with companies of similar size and financial performance. Salary ranges are assigned to each position based on a comparison of the Company's positions with similar positions in companies of similar size in the Company's industry, with range midpoints established at the average of the marketplace. Actual salaries within the appropriate range depend upon individual performance, experience and internal equity and are reviewed and may be adjusted annually by the Company. Salary levels for executive officers, other than the Chief Executive Officer, were determined for 2002 by Mr. Kubacki, the Chief Executive Officer, and Mr. Allen, who then served as Vice Chairman, based on the foregoing criteria.

                  Incentive Compensation

            The Company has generally not paid cash bonuses to executive officers as rewards for superior performance, preferring instead to reward executive officers with equity-based compensation in the form of stock options.

                  Stock Options

            Under the Company's 2000 Stock Option Plan for officers, directors, and employees and consultants, the Stock Option Committee of the Board of Directors or any other committee performing similar functions is authorized to grant options with terms of up to ten years. The options generally become exercisable with respect to 25% of the shares covered thereby on the first anniversary of the date of grant and with respect to an additional 25% on each of the next three anniversary dates thereafter. In granting the stock options to executives, the Committee takes into account the practices of other companies of comparable size as well as the executive's level of responsibility and past contributions to the Company, particularly in light of the Company's practice not to award cash bonuses.

            Compensation to the Chief Executive Officer

            Mr. Kubacki did not receive an increase in base salary in 2002 and he did not receive a bonus for 2002. In May, 2002, Mr. Kubacki was granted options to acquire up to 8,750 shares of Common Stock. Mr. Kubacki's annual base salary was last adjusted in 2001. The primary factor considered in establishing Mr. Kubacki's base compensation was the base compensation paid to chief executive officers of comparably sized publicly held corporations. Also considered was the Company's success in regulatory matters under Mr. Kubacki's leadership.

            Donald F. Flynn
            Fred J. Weinert
            Walter S. Tomenson


COMPENSATION OF DIRECTORS

      Messrs. Kubacki and Allen receive no additional compensation for serving on the Company's Board of Directors. The Company's outside (non-employee) directors each receive cash compensation in the amount of $5,000 for each meeting attended.

      On March 15, 2002, each outside director was granted an option to acquire 5,150 shares at an exercise price of $13.60 per share, representing the mean of the high and low sales prices of such Common Stock on March 14, 2002. Each such option was granted under the 2000 Stock Option Plan, had a term of 10 years, and was exercisable in full twelve months following the date of grant.

                        STOCK PRICE PERFORMANCE GRAPH(1)



                              [PERFORMANCE GRAPH]



                                 1997       1998       1999       2000       2001       2002
                                ------     -----      -----      -----      -----       -----
PSYCHEMEDICS CORPORATION        100.00     87.33      88.25      93.88      76.47       44.19
   RUSSELL 2000 INDEX           100.00     97.20      116.24     111.22     112.36      88.11
AMEX MARKET VALUE INDEX         100.00     98.64      122.98     121.47     115.87     111.25


      (1) The above graph assumes a $100 investment on January 1, 1998, through the end of the 5-year period ended December 31, 2002 in the Company's Common Stock, the Russell 2000 Index and the AMEX Market Value Index. The prices all assume the reinvestment of dividends.

      (2) The Russell 2000 Index is comprised of the smallest 2,000 companies in the Russell 3,000 Index. The Company has been unable to identify a peer group of companies that engage in testing of drugs of abuse, except for large pharmaceutical companies where such business is insignificant to such companies' other lines of businesses. The Company therefore uses in its proxy statements a peer index based on market capitalization.

      (3) The AMEX Market Value Index includes companies whose shares are traded on the American Stock Exchange.

                    PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS
                                  OF MANAGEMENT

      The following table shows, as of March 17, 2003, the number of shares beneficially owned (i) by those stockholders who are known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, (ii) by each director and nominee for director of the Company, (iii) by each named executive officer, and (iv) by all directors and executive officers as a group.


                                             Amount and Nature of            Percentage
Name                                        Beneficial Ownership(1)            Owned(2)
----                                        ----------------------           ----------
Richard T. Christoph                           603,325(3)                       11.6%
1650 Tall Grass Lane
Lake Forest, Illinois  60045

H. Wayne Huizenga                              589,135(4)                       11.3%
450 E. Las Olas Blvd. Suite 1500
Fort Lauderdale, Florida  33301


Donald F. Flynn                                528,041(5)(6)                    10.1%
676 North Michigan Avenue
Suite 4000
Chicago, Illinois  60611

Thomas J. Campbell                             402,137(7)                       7.7%
c/o Cisar and Mrofka Ltd.
1550 Spring Road #210
Oak Brook, IL 60523

John J. Melk                                   382,242(8)                       7.3%
340 W. Barry Avenue, Coachhouse
Chicago, Illinois 60611

Raymond C. Kubacki, Jr.                        228,825(5)                       4.3%

A. Clinton Allen                               210,625(5)                       4.0%

Fred J. Weinert                                132,232(5)(9)                    2.5%

William Thistle                                 36,063(5)                         *

Walter S. Tomenson                              21,888(5)                         *

Michael I. Schaffer                             16,563(5)                         *

William Dausey                                  10,000(5)                         *

All Executive Officers and                   1,198,300(10)                     22.7%
Directors as a group (9 persons)


* denotes ownership of less than 1%

(1) Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within sixty (60) days, unless otherwise indicated in these footnotes.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in this table.

(3) Includes: (i) 65,700 shares held by said individual as trustee of the Richard T. Christoph Trust, (ii) 43,700 shares held by said individual as trustee of the Carla C. McMahon Trust, (iii) 106,600 held by Christoph Securities, Inc. as to which said individual has sole dispositive and voting power, and (iv) 3,850 shares owned by said individual's spouse.

(4) Includes: (i) 395,866 shares held by a limited partnership controlled by said individual and (ii) 2,035 shares owned by said individual's spouse.

(5) Includes the following number of shares of Common Stock which the individual has a right to acquire within 60 days pursuant to the exercise of options: Mr. Allen - 81,452; Mr. Kubacki - 166,814; Mr. Flynn - 35,900; Mr. Weinert - 37,000; Mr. Thistle - 36,063; Mr. Tomenson - 21,888; Mr. Schaffer - 16,563; and Mr. Dausey - 10,000.

(6) Includes: (i) 4,831 shares owned by Mr. Flynn as trustee under Grantor Trust Agreement dated April 24, 1989, as amended; (ii) 411,062 shares held by DNB LP as to which said individual, as President and sole director of the general partner, has sole dispositive and voting power; and (iii) 76,248 shares owned by said individual's spouse.

(7) Includes: (i) 86,613 shares over which said individual has shared voting and dispositive power with his spouse as joint tenants; and (ii) 128,812 shares held by a limited partnership of which said individual's spouse is the general partner.

(8)   Includes 69,737 shares held by a corporation controlled by Mr. Melk.

(9) Includes 74,382 shares held by Mr. Weinert as trustee under the Fred J. Weinert, Jr. Revocable Insurance Trust u/t/a dated May 17, 1982.

(10) Includes 419,743 shares which the executive officers and directors have the right to acquire within 60 days pursuant to the exercise of options.

                              INDEPENDENT AUDITORS


      Pursuant to written consents in lieu of meetings of the Audit Committee and the full Board of Directors dated July 16, 2002, the Company approved Ernst & Young LLP ("Ernst & Young") as independent auditors for 2003.

      On June 26, 2002, the Company terminated its engagement of Arthur Andersen LLP ("Andersen") as independent auditors. Andersen's report on the Company's audited financial statements for each of the years ended December 31, 2000, and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2000, and December 31, 2001, and the interim period between December 31, 2001, and June 26, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's financial statements for those years. Also, during those two years and interim period, there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

      During the years ended December 31, 2000, and December 31, 2001, and the interim period between December 31, 2001, and June 26, 2002, the Company did not consult with Ernst & Young regarding application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter or reportable event listed in Items 304(a)(2)(i) and (ii) of Regulation S-K. Representatives of Ernst & Young will be available at the Annual Meeting to respond to questions.

      For the year ended December 31, 2002, the Company retained Ernst & Young to provide services in the following categories and amounts:

      Audit Fees                             $65,000
      Audit Related Fees                      10,000
      All Other Fees                          27,000
                                            --------
        Total Fees                          $102,000

      The Audit Committee has considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining auditor independence.


                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company not later than December 3, 2003.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters which may come before the Meeting. However, if any matter not now known is presented at the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matter.

      The Company will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Company.


                                             By order of the Board of Directors,



                                             EDWARD S. BREWER, JR.,
                                                  Secretary


April 1, 2003

                            PSYCHEMEDICS CORPORATION
                  PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Raymond C. Kubacki, Jr. and Peter C. Monson, or either of them (with full power to act alone), attorneys or attorney of the undersigned (with full power of substitution to each), to vote for and in the name of the undersigned, at the 2003 Annual Meeting of Stockholders of Psychemedics Corporation (the "Company") to be held on Wednesday, May 14, 2003 at 2:30 p.m. at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts 02138 and any adjournments thereof, according to the number of shares and as fully as the undersigned would be entitled to vote if personally present.

Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Company's Proxy Statement dated April 1, 2003 and on such other matters as may properly come before the meeting.

--------------------------------------------------------------------------------
      PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

-------------------------                         -------------------------

-------------------------                         -------------------------

-------------------------                         -------------------------

/X/   Please mark votes as
      in this example.

                                                  With               For All
                                 For              hold               Except

(1)   Election of Directors.    /   /            /   /               /   /

Raymond C. Kubacki, Jr.; A. Clinton Allen; Donald F. Flynn; Walter S. Tomenson, Jr.; and Fred J. Weinert

      NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


      The Board of Directors recommends a vote FOR Proposal 1.

      This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal set forth in paragraph (1).

      PSYCHEMEDICS CORPORATION

      Mark box at right if an address change or comment has been noted on the reverse side of this card. / /

      CONTROL NUMBER:
      RECORD DATE SHARES:



                                                      --------------------------
      Please be sure to sign and date this Proxy.     Date
--------------------------------------------------------------------------------

---------Stockholder sign here------------------------Co-owner sign here--------

DETACH CARD                                                          DETACH CARD


                            PSYCHEMEDICS CORPORATION


      Dear Shareholder:

      Please take note of the important information enclosed with this Proxy Ballot.

      Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

      Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

      Your vote must be received prior to the Annual Meeting of Stockholders, May 14, 2003.

      Thank you in advance for your prompt consideration of these matters.

      Sincerely,

      Psychemedics Corporation